    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 14, 2000

                                                 REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                     NSTAR
          (EXACT NAME OF EACH REGISTRANT AS SPECIFIED IN ITS CHARTER)

                       MASSACHUSETTS                                                  04-3466300
              (STATE OR OTHER JURISDICTION OF                                      (I.R.S. EMPLOYER
               INCORPORATION OR ORGANIZATION)                                   IDENTIFICATION NUMBER)

                              800 BOYLSTON STREET
                          BOSTON, MASSACHUSETTS 02199
                                 (617) 424-2000
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
          AREA CODE, OF EACH REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                 JAMES J. JUDGE
                           SENIOR VICE PRESIDENT AND
                            CHIEF FINANCIAL OFFICER
                                     NSTAR
                              800 BOYLSTON STREET
                          BOSTON, MASSACHUSETTS 02199
                                 (617) 424-2000
              (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
     NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE OF PROCESS FOR EACH
                                  REGISTRANT)
                            ------------------------

                                WITH COPIES TO:
                              DAVID A. FINE, ESQ.
                                  ROPES & GRAY
                            ONE INTERNATIONAL PLACE
                          BOSTON, MASSACHUSETTS 02110
                                 (617) 951-7000
                            ------------------------
    Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering:. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]
                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
                                                                   PROPOSED MAXIMUM     PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF               AMOUNT TO BE        OFFERING PRICE     AGGREGATE OFFERING       AMOUNT OF
        SECURITIES TO BE REGISTERED             REGISTERED(1)        PER UNIT(2)          PRICE(1)(3)      REGISTRATION FEE(3)
-------------------------------------------------------------------------------------------------------------------------------
Debt Securities.............................    $500,000,000              --              $500,000,000           $132,000
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

(1) In no event will the aggregate initial offering price of all debt securities issued from time to time pursuant to this Registration Statement exceed $500,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units, or composite currencies. If debt securities are issued at original issue discount, NSTAR may issue such higher principal amount as may be sold for an initial public offering price of up to $500,000,000 (less the dollar amount of any securities previously issued hereunder), or the equivalent thereof in one or more foreign currencies, foreign currency units, or composite currencies.
(2) The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.
(3) The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

        INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PRELIMINARY PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

            SUBJECT TO COMPLETION, DATED                     , 2000

                                  $500,000,000

                                     NSTAR

                                DEBT SECURITIES

                            ------------------------

     We may offer and sell our unsecured debt securities from time to time in one or more series.

     We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplements carefully before you invest.

     This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement for those securities.

     NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           The date of this Prospectus is                     , 2000.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
About This Prospectus.......................................    3
Where You Can Find More Information.........................    3
The Company.................................................    5
Consolidated Ratios of Earnings to Fixed Charges............    5
Use of Proceeds.............................................    6
Description of Debt Securities..............................    6
     General................................................    6
     Registration and Transfer..............................    7
     Payment and Place of Payment...........................    8
     Events of Default......................................    8
     Modification and Waiver................................    9
     Consolidation, Merger and Sale of Assets...............    9
     Regarding the Trustee..................................    9
     Defeasance.............................................   10
     Governing Law..........................................   10
Global Securities...........................................   10
     Book-Entry Issuance....................................   11
Plan of Distribution........................................   13
Validity of Securities......................................   14
Experts.....................................................   14

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, the "SEC," using a "shelf" registration process. Under this shelf process, we may from time to time sell the debt securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000.

     This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If the terms of your debt securities vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the following order of priority:

     -  the prospectus supplement; and

     -  the prospectus.

     You should read both this prospectus and any prospectus supplement, together with the additional information described under the heading "Where You Can Find More Information."

     Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to "NSTAR," "we," "us," "our" or similar references mean NSTAR.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC a registration statement under the Securities Act of 1933 that registers the offer and sale of the securities described in this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement.

     In addition, we file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the following locations of the SEC:

                             Public Reference Room
                             450 Fifth Street, N.W.
                                   Room 1024
                             Washington, D.C. 20549

                           Northeast Regional Office
                              7 World Trade Center
                                   Suite 1300
                            New York, New York 10048

                            Midwest Regional Office
                            500 West Madison Street
                                   Suite 1400
                          Chicago, Illinois 60661-2511

     You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates.

     The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that site is:

                              http://www.sec.gov.

     You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

     This prospectus incorporates by reference the documents listed below that we (or our predecessors) have previously filed with the SEC. They contain important information about us and our financial condition.

  BEC Energy

     - Annual Report on Form 10-K for the year ended December 31, 1998, as amended by the Form 10-K/A filed May 13, 1999.

     -  Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

     -  Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.

     -  Current Report on Form 8-K filed August 13, 1999.

  Commonwealth Energy System

     - Annual Report on Form 10-K for the year ended December 31, 1998, as amended by the Forms 10-K/A filed April 30, 1999 and May 12, 1999.

     -  Current Report on Form 8-K filed January 14, 1999.

     -  Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

     -  Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.

  NSTAR

     - Registration Statement on Form S-4 filed May 12, 1999, as amended by the Form S-4/A filed May 14, 1999.

     -  Current Report on Form 8-K filed August 25, 1999.

     -  Quarterly Report on Form 10-Q for the quarter ended September 30, 1999.

     We incorporate by reference additional documents that we may file with the SEC between the date of this prospectus and the date we sell all of the debt securities. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     You can obtain any of the documents incorporated by reference in this prospectus from us, or from the SEC through the SEC's Internet world wide web site at the address described above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

                                     NSTAR
                               Investor Relations
                              800 Boylston Street
                          Boston, Massachusetts 02199
                                 (617) 424-2658

     We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, the information and representations contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

                                  THE COMPANY

     NSTAR is an energy delivery holding company serving approximately 1.3 million customers in Massachusetts, including more than one million electric customers in 81 communities and 240,000 gas customers in 51 communities. NSTAR was created to be the new parent holding company for BEC Energy and Commonwealth Energy System effective August 25, 1999. Our utility subsidiaries include Boston Edison Company, Commonwealth Electric Company, Cambridge Electric Light Company, Canal Electric Company and Commonwealth Gas Company. Our nonutility operations include telecommunications, district heating and cooling operations, liquefied natural gas services and five real estate trusts. NSTAR was organized as a Massachusetts business trust with transferable shares. We are an exempt public utility holding company under the provisions of the Public Utility Holding Company Act of 1935. Our executive offices are located at 800 Boylston Street, Boston, Massachusetts 02199 (telephone: (617) 424-2000).

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

     Our consolidated ratios of earnings to fixed charges are as follows for the five most recent fiscal years and the twelve months ended September 30, 1999:

                                       TWELVE MONTHS
                                           ENDED                  YEAR ENDED DECEMBER 31,
                                       SEPTEMBER 30,     -----------------------------------------
                                            1999         1998     1997     1996     1995     1994
                                       --------------    -----    -----    -----    -----    -----
Ratio of earnings to fixed charges...     2.52x(1)       2.74x    2.50x    2.42x    2.01x    2.07x

---------------
(1) Fixed charges include interest expense of approximately $8 million related to securitization. Excluding securitization interest, the ratio of earnings to fixed charges for the twelve months ended September 30, 1999 would be 2.64x.

                                USE OF PROCEEDS

     Unless the prospectus supplement indicates otherwise, we anticipate adding the net proceeds to be received from the sale of the debt securities to our general funds, which may be used to:

     -  repay short-term debt;

     -  finance capital expenditures of non-regulated subsidiary companies;

     -  repurchase shares of our common stock; and

     -  provide working capital.

     Until all of the net proceeds are used, they may be temporarily invested in short-term interest-bearing securities.

                         DESCRIPTION OF DEBT SECURITIES

     We will issue the debt securities under an indenture dated as of January 12, 2000, between us and Bank One Trust Company, N.A., as trustee. A copy of the indenture is an exhibit to the registration statement that contains this prospectus.

     The following summary of provisions of the indenture is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the indenture. The following summary describes the general terms of the debt securities. The prospectus supplement will include the particular terms of debt securities being offered which differ from or add to these general terms.

     The debt securities will be unsecured and will rank equally with all other unsecured and unsubordinated indebtedness of NSTAR. Because we are a holding company, our rights and the rights of our creditors, including the holders of the debt securities we are offering under this prospectus, to participate in the assets of any of our subsidiaries upon the subsidiary's liquidation or reorganization will be subject to the prior claims of the subsidiary's creditors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

     The name "NSTAR" means the trustees, as trustees but not personally, under the Declaration of Trust dated April 20, 1999, as amended from time to time. Any obligation, agreement, or liability made, entered into, or incurred by or on behalf of NSTAR, including the debt securities, binds only its trust estate. No shareholder, director, trustee, officer or agent thereof assumes or shall be held to any liability entered into on behalf of NSTAR.

GENERAL

     We may issue the debt securities from time to time, without limitation as to aggregate principal amount and in one or more series. Neither the indenture nor the debt securities will limit or otherwise restrict the amount of other indebtedness, including secured indebtedness, which we may incur or other securities which we or our subsidiaries may issue.

     The prospectus supplement will include the particular terms of the debt securities, including:

     -  the title and series designation;

     - the aggregate principal amount and the limit, if any, on the aggregate principal amount or initial public offering price of the debt securities of that series;

     - any rate or rates (or method for establishing the rate or rates) at which the debt securities shall bear interest;

     -  the date from which any interest shall accrue;

     -  any interest payment dates;

     -  the stated maturity date or dates on which principal is payable;

     -  whether the debt securities are to be issued in global form;

     -  any sinking fund requirements;

     -  any provisions for redemption, and the redemption price or prices;

     -  the denominations in which the debt securities shall be issuable;

     - whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

     - the place or places where payments on the debt securities shall be made and the debt securities may be presented for registration of transfer or exchange;

     - whether any of the debt securities will be subject to defeasance in advance of the date for redemption or the stated maturity date;

     - if other than the full principal amount, the portion of the principal amount of the debt securities payable upon acceleration of the maturity of the debt securities;

     - any index used to determine the amount of payment of principal of (and premium, if any) or interest on the debt securities;

     - the person to whom any interest on the debt securities of the series shall be payable if other than the registered holder;

     - any additional or different events of default that apply to debt securities of the series and any change in the right of the trustee or the required holders of those debt securities to declare the principal thereof due and payable;

     - any additional or different covenants that apply to debt securities of the series; and

     -  any other terms of the debt securities.

     Please see the accompanying prospectus supplement for the terms of the specific debt securities we are offering. We may deliver this prospectus before or concurrently with the delivery of a prospectus supplement.

     We may issue debt securities as "original issue discount securities," which bear either no interest or interest at a rate which at the time of issuance is below market rates. These securities will be sold at a substantial discount below their principal amount. In the event that the maturity of an original issue discount security is accelerated, the amount payable to the holder upon acceleration will be determined in accordance with the terms of that security and the indenture, but will be an amount less than the amount payable at the stated maturity of the principal of the security. The prospectus supplement will describe special federal income tax and other considerations relating to original issue discount securities.

     The covenants contained in the indenture and the debt securities will not protect holders in the event of a sudden decline in our creditworthiness that might result from a recapitalization, restructuring, or other highly leveraged transaction.

REGISTRATION AND TRANSFER

     Unless otherwise indicated in the prospectus supplement, we will issue each series of debt securities in registered form only, without coupons and in denominations of $1,000 or integral multiples thereof. Holders may present debt securities in registered form for registration of transfer or exchange for other debt securities of the same series at the corporate trust office of the trustee.

     No service charge will be made for any registration of transfer or exchange of the debt securities except to cover any tax or other governmental charge payable in connection with the registration of transfer or exchange.

PAYMENT AND PLACE OF PAYMENT

     We will pay principal of and any premium and interest on the debt securities at the corporate trust office of the trustee. However, at our option, we may pay any interest by check mailed to the holders of registered debt securities at their registered addresses.

EVENTS OF DEFAULT

     The following are "events of default" under the indenture with respect to any series of debt securities:

     -  default in the payment of any principal or premium when due;

     - default in the payment of any interest when due, which continues for 30 days;

     -  default in the deposit of any sinking fund payment when due;

     - default in the performance of any other obligation contained in the indenture for the benefit of debt securities of that series, which continues for 60 days after written notice;

     -  default in the payment of other indebtedness at its stated maturity;

     - acceleration of other indebtedness in a principal amount of $10,000,000 or more, which is not annulled within 90 days after written notice;

     -  specified events in bankruptcy, insolvency or reorganization; and

     - any other event of default provided with respect to debt securities of that series.

     If an event of default under the indenture occurs and continues for any series of debt securities, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount, or any lesser amount provided for in the debt securities of that series, to be due and payable immediately. After the trustee or the holders have accelerated a series of debt securities, but before the trustee has obtained a judgment or decree for payment of money due, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may, under specified circumstances, rescind and annul the acceleration.

     The holders of a majority in principal amount of the outstanding debt securities of any series may waive an event of default with respect to that series, except a default:

     - in the payment of any amounts due and payable under the debt securities of that series; or

     - in an obligation contained in, or a provision of, the indenture which cannot be modified under the terms of the indenture without the consent of each holder of outstanding debt securities of the affected series.

     The holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to debt securities of that series, provided that this direction is not in conflict with any rule of law or the indenture. Before proceeding to exercise any right or power under the indenture at the direction of the holders, the trustee is entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with the direction.

     A holder of any debt security of any series will have the right to institute a proceeding with respect to the indenture or for any remedy thereunder, if:

     - that holder previously gave written notice to the trustee of a continuing event of default with respect to debt securities of that series;

     - the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series also shall have made written request to the trustee to institute the proceeding as trustee and offered the trustee indemnity satisfactory to the trustee;

     - the trustee shall have failed to institute the proceeding within 60 days; and

     - the trustee shall not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with such request during that 60-day period.

     However, any holder of a debt security has the absolute, unconditional right to institute suit for any defaulted payment after the due date for payment under that debt security.

     We are required to furnish to the trustee annually a statement as to the performance of our obligations under the indenture and as to any default in such performance.

MODIFICATION AND WAIVER

     The indenture may be modified and amended by us and the trustee through a supplemental indenture, with the consent of holders of at least a majority in principal amount of each series of debt securities affected. However, without the consent of each holder of any debt security affected, we may not amend or modify any indenture to:

     - change the stated maturity date of the principal, or any installment of principal of or interest on, any debt security;

     - reduce the principal amount of, the rate of interest on, or any premium payable upon the redemption of any debt security;

     - reduce the amount of principal of an original issue discount security payable upon acceleration of its maturity;

     - change the place or currency of payment of principal of, or any premium or interest on, any debt security;

     - impair the right to institute suit for the enforcement of any payment with respect to any debt security;

     - reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture; or

     - reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to waive any past default.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     We may consolidate or merge with or into any other corporation, and we may convey, transfer or lease all or substantially all of our assets to any corporation, provided that:

     - the resulting corporation, if other than us, is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of our obligations on the debt securities under the indenture;

     - we are not, or any successor corporation is not, immediately after any consolidation or merger, in default under the indenture; and

     -  other specified conditions are met.

REGARDING THE TRUSTEE

     Bank One Trust Company, N.A. is the trustee under the indenture. We and our subsidiaries maintain banking relations with affiliates of the trustee in the ordinary course of business.

DEFEASANCE

     We may terminate or "defease" our obligations under the indenture of any series of debt securities provided that:

     - we deposit irrevocably with the trustee as trust funds in trust either an amount in U.S. dollars sufficient to pay the entire amount of the debt securities, or U.S. government obligations which, through the payment of interest, principal or premium, will provide an amount sufficient to pay the entire amount of the debt securities;

     - we deliver an opinion of counsel that the holders of the debt securities of the series will have no federal income tax consequences as a result of the deposit and defeasance;

     - no event of default or event which, with notice or lapse of time or both, would become an event of default under the indenture may exist or be caused by the defeasance;

     - the defeasance shall not cause a default under any of our other agreements or instruments; and

     -  other specified conditions are met.

GOVERNING LAW

     The indenture is, and the debt securities will be, governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

                               GLOBAL SECURITIES

     We may issue the debt securities in whole or in part in the form of one or more fully registered global securities, each a "global security" that will be deposited with, or on behalf of, a depository. Unless otherwise indicated in the prospectus supplement, the depository will be The Depository Trust Company ("DTC") and the debt securities will be registered in the name of Cede & Co. or another nominee of DTC.

     The specific terms of the depository arrangement with respect to any debt securities will be described in the prospectus supplement. We anticipate that the following provisions will apply to all depository arrangements.

     So long as the depository or its nominee is the holder of a global security, the depository or the nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a global security representing debt securities:

     - will not be entitled to have the debt securities registered in their names;

     - will not receive or be entitled to receive physical delivery of the debt securities in definitive form; and

     - will not be considered the owners or holders of the debt securities under the indenture.

     Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depository and, if that person is not a participant in the depository, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the indenture. We understand that, under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the indenture, the depository will authorize the participants holding the relevant beneficial interest to give or take that action, and the participants will authorize beneficial owners owning through them to give or take (or direct the participants to give or take) that action.

     Payments of principal of or any premium and interest on debt securities represented by a global security will be made to the depository or its nominee as the registered holder of the global security representing the debt securities. Neither NSTAR, the trustee for the debt securities, any paying agent for the debt securities nor the securities registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security for the debt securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

     Global debt securities may be exchanged for definitive debt securities only if:

     - the depository has notified us that it is unwilling or unable to continue as depository for the global debt security or has ceased to be a clearing agency registered under the Securities Exchange Act of 1934;

     - there shall have occurred and be continuing an event of default with respect to the debt securities represented by the global debt security; or

     - we decide, in our discretion, that the global debt security shall be exchangeable.

     Unless and until it is exchanged in whole or in part for debt securities in definitive form in the manner described above, a global security may not be transferred except as a whole by the depository to a nominee of the depository, by a nominee of the depository to the depository or another nominee of the depository, or by the depository or any such nominee to a successor of the depository or a nominee of such successor.

BOOK-ENTRY ISSUANCE

     DTC has advised us that:

          DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

          DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts. This eliminates the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly ("indirect participants"). The rules applicable to DTC and its participants are on file with the SEC.

          Purchases of debt securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC's records. The ownership interest of each actual purchaser of each debt security (a "beneficial owner") is in turn recorded on the direct and indirect participants' records. DTC will maintain accounts showing the debt security holdings of its participants, and these participants will in turn maintain accounts showing the debt security holdings of their customers. Some of these customers may themselves be securities intermediaries holding debt securities for their customers. Thus, each beneficial owner of a book-entry debt security will hold that debt security indirectly through a hierarchy of intermediaries, with DTC at the "top" and the beneficial owner's own securities intermediary at the "bottom."

          Beneficial owners will not receive written confirmation from DTC of their purchases. Instead, beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased the debt securities. Transfers of ownership interests in the debt securities are accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

          DTC has no knowledge of the actual beneficial owners of the debt securities. DTC's records reflect only the identity of the direct participants to whose accounts those debt securities are credited, which may or may not be the beneficial owners. The participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

          Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners, and the voting rights of direct participants, indirect participants and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

          Redemption notices will be sent to Cede & Co. (or other DTC nominee) as the registered holder of the debt securities. If less than all of the debt securities are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each direct participant to be redeemed.

          Although voting with respect to the debt securities is limited to the holders of record of the debt securities, in those instances in which a vote is required, neither DTC nor Cede & Co. (or other DTC nominee) will itself consent or vote with respect to the debt securities. Under its usual procedures, DTC will mail an omnibus proxy to the trustee as soon as possible after the record date. An omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the debt securities are credited on the record date, who are identified in a listing attached to the omnibus proxy.

          Redemption proceeds and distribution payments on the debt securities will be made by NSTAR or the trustee to Cede & Co. (or other DTC nominee) as registered holder of the debt securities. DTC's practice is to credit direct participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on that payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of participants and not of DTC, the trustee or NSTAR, subject to any applicable statutory or regulatory requirements. Payment of redemption proceeds and distributions to DTC is the responsibility of NSTAR or the trustee, and disbursements of those payments to the beneficial owners is the responsibility of direct and indirect participants.

          DTC may discontinue providing its services as securities depository with respect to any of the debt securities at any time by giving reasonable notice to the trustee and us. Under these circumstances, in the event that a successor securities depository is not obtained, definitive certificates representing such debt securities are required to be printed and delivered. Additionally, we, at our option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depository). In that event, definitive certificates for such debt securities will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we assume no responsibility for the accuracy thereof. Neither we nor the trustee has any responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

                              PLAN OF DISTRIBUTION

     We may sell securities:

     - to the public through a group of underwriters managed or co-managed by one or more underwriters;

     -  through one or more agents; or

     -  directly to purchasers.

     The distribution of the securities may be effected from time to time in one or more transactions:

     -  at a fixed price or prices, which may be changed from time to time;

     -  at market prices prevailing at the time of sale;

     -  at prices related to those prevailing market prices; or

     -  at negotiated prices.

     Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

     The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

     -  the name or names of any agents or underwriters;

     -  the public offering or purchase price;

     - any discounts and commissions to be allowed or paid to the agent or underwriters;

     -  all other items constituting underwriting compensation;

     -  any discounts and commissions to be allowed or paid to dealers; and

     -  any exchanges on which the securities will be listed.

     Only the agents or underwriters named in the prospectus supplement are agents or underwriters in connection with the securities being offered.

     We may agree to enter into an agreement to indemnify the agents and the several underwriters against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments the agents or the underwriters may be required to make.

     Certain of the underwriters and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our affiliates in the ordinary course of business.

     The debt securities will be new issues of securities and will have no established trading market. Unless otherwise indicated in the prospectus supplement relating to a specific issuance of debt securities, the debt securities will not be listed on a national securities exchange or the Nasdaq National Market. We can give no assurance as to the liquidity of or the existence of trading markets for the debt securities.

                             VALIDITY OF SECURITIES

     The validity of the securities will be passed upon by Ropes & Gray for NSTAR.

                                    EXPERTS

     The consolidated financial statements of BEC Energy included in BEC Energy's Annual Report on Form 10-K, as amended by Form 10-K/A filed on May 13, 1999, for the year ended December 31, 1998, which is incorporated by reference in this prospectus, have been so incorporated in reliance upon the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements and schedules of Commonwealth Energy System included in Commonwealth Energy System's Annual Report on Form 10-K for the year ended December 31, 1998, which is incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

                                  $500,000,000

                                     NSTAR

                                DEBT SECURITIES

                               ------------------

                                   PROSPECTUS
                               ------------------

                                            , 2000

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the debt securities in any state where the offer is not permitted.

     The information contained in this prospectus is current only as of the date stated on the cover.

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

Registration fee under the Securities Act of 1933...........  $132,000
Fees of rating agencies.....................................   100,000
Trustees' fee and expenses..................................     6,000
Printing and engraving......................................    30,000
Accounting services.........................................    50,000
Legal fees of Registrant's counsel..........................   120,000
Miscellaneous...............................................    12,000
                                                              --------
          Total.............................................  $450,000
                                                              ========

---------------
* To be completed by amendment.

ITEM 15.  INDEMNIFICATION OF TRUSTEES AND OFFICERS.

     NSTAR's declaration of trust provides that, to the extent legally permissible, each of NSTAR's trustees and officers shall be indemnified by the trust estate against any loss, liability or expense, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, imposed upon or reasonably incurred by such person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such person may be involved or with which such person may be threatened, while in office or thereafter, by reason of such person's being or having been such a trustee or officer, except with respect to any matter as to which such person shall have been adjudicated in such action, suit or proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of NSTAR; provided, however, that as to any matter disposed of by a compromise payment by such trustee or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expense shall be provided unless such compromise shall be approved as in the best interests of NSTAR, after notice that it involves such indemnification, (i) by a disinterested majority of the trustees then in office, or (ii) by a majority of the disinterested trustees then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such trustee or officer appears to have acted in good faith in the reasonable belief that his or her action was in the best interests of NSTAR, or (iii) by the vote, at a meeting duly called and held, of the holders of a majority of the shares outstanding and entitled to vote thereon, exclusive of any shares owned by any interested trustee or officer.

     No trustee, officer or agent of NSTAR shall be liable except for acts or failures to act which at the time would impose liability on him or her if the trust were a Massachusetts business corporation and he or she were a director, officer or agent thereof, respectively. In determining what he or she reasonably believes to be in the best interests of NSTAR, a trustee may consider the interests of NSTAR's employees, suppliers, creditors and customers, the economy of the state, region and nation, community and societal considerations, and the long-term and short-term interests of NSTAR, its subsidiaries and its shareholders, including the possibility that these interests may best be served by the continued independence of NSTAR. Notwithstanding any provision of law or any provision contained in the declaration of trust, a trustee shall not be liable to NSTAR or any shareholder for monetary damages for breach of fiduciary duty as a trustee except with respect to any matter as to which such liability is imposed by applicable law and he or she shall have been adjudicated (i) to have breached his or her duty of loyalty to NSTAR or its shareholders, (ii) to have acted not in good faith, or omitted to act in good faith, (iii) to have knowingly violated the law or intentionally engaged in misconduct, or (iv) to have derived any improper personal benefit from a transaction.

     In discharging his or her duties, a trustee or officer of NSTAR, when acting in good faith, shall be fully protected in relying upon the books of account of NSTAR or of another organization in which he or she serves as contemplated by the indemnification provisions of the declaration of trust, reports made to NSTAR or to such other organization by any of its officers or employees or by counsel, accountants, appraisers or other experts or consultants selected with reasonable care by the trustees or similar governing body of such other organization, or upon other records of NSTAR or of such other organization. The rights of indemnification provided in the declaration of trust shall not be exclusive of or affect any other rights to which any trustee or officer may be entitled and such rights shall inure to the benefit of his or her successors, heirs, executors, administrators and other legal representatives. As used in the relevant provisions of the declaration of trust, the terms "trustee" and "officer" include persons who serve at the request of NSTAR as directors, officers, or trustees of another organization in which NSTAR has any direct or indirect interest as a shareholder, creditor or otherwise.

     Expenses, including counsel fees, reasonably incurred by any trustee or officer with respect to the defense or disposition of any action, suit or proceeding referred to in the indemnification provisions of the declaration of trust may be advanced by NSTAR prior to the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the recipient to repay such amount unless it is ultimately determined that he or she is entitled to indemnification. Nothing contained in these provisions affects any rights of indemnification to which NSTAR personnel other than trustees and officers may be entitled by contract or otherwise under law. No trustees shall be obligated to give any bond or other security for the performance of any of his or her duties.

     For the undertaking with respect to indemnification, see Item 17 herein.

ITEM 16.  EXHIBITS.

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
    4.1   Indenture dated as of January 12, 2000 between NSTAR and
          Bank One Trust Company, N.A.
    5.1   Opinion of Ropes & Gray as to the validity of the securities being offered.
   12.1   Statement regarding the computation of ratios.
   15.1   Letter of PricewaterhouseCoopers LLP dated January 13, 2000.
   23.1   Consent of PricewaterhouseCoopers LLP.
   23.2   Consent of Arthur Andersen LLP.
   23.3   Consent of Ropes & Gray (included in the opinion filed
          herewith as Exhibit 5.1).
   24.1   Power of Attorney (included as part of signature page filed herewith).
   25.1   Statement of Eligibility and Qualification of Trustee on
          Form T-1.

---------------

     The form or forms of debt securities with respect to each offering of debt securities registered hereunder will be filed as an exhibit to a Current Report on Form 8-K of NSTAR and will be incorporated herein by reference.

ITEM 17.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein; and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under

Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The Registrant hereby also undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (1)(i) and 1(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                        SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 10th day of January, 2000.

                                          NSTAR

                                          By:       /s/ THOMAS J. MAY
                                            ------------------------------------
                                              Thomas J. May
                                            Chairman of the Board,
                                            Chief Executive Officer and Trustee

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     In addition, the undersigned officers and trustees of NSTAR, hereby severally constitute and appoint Thomas J. May, James J. Judge and Robert J. Weafer, Jr. and each of them singly, their true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments (including post-effective amendments and any registration statements relating to the same offering effective upon filing pursuant to Rule 462(b)) or supplements to the Registration Statement on Form S-3 of NSTAR, and generally to do all such things in our name and on our behalf in our capacities indicated below to enable NSTAR to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be required by our said attorneys or any of them, to any and all said amendments.

                     SIGNATURE                                    TITLE                      DATE
                     ---------                                    -----                      ----
                 /s/ THOMAS J. MAY                   Chairman of the Board, Chief      January 10, 2000
---------------------------------------------------  Executive Officer, Treasurer and
                   Thomas J. May                     Trustee (Principal Executive
                                                     Officer)

                /s/ JAMES J. JUDGE                   Senior Vice President and Chief   January 10, 2000
---------------------------------------------------  Financial Officer (Principal
                  James J. Judge                     Financial Officer)

             /s/ ROBERT J. WEAFER, JR.               Vice President, Controller and    January 10, 2000
---------------------------------------------------  Chief Accounting Officer
               Robert J. Weafer, Jr.                 (Principal Accounting Officer)

                         *                           Trustee
---------------------------------------------------
                  Kevin C. Bryant

                         *                           Trustee
---------------------------------------------------
                Sheldon A. Buckler

              /s/ GARY L. COUNTRYMAN                 Trustee                           January 14, 2000
---------------------------------------------------
                Gary L. Countryman

                     SIGNATURE                                    TITLE                      DATE
                     ---------                                    -----                      ----
                /s/ PETER H. CRESSY                  Trustee                           January 14, 2000
---------------------------------------------------
                  Peter H. Cressy

             /s/ THOMAS G. DIGNAN, JR.               Trustee                           January 11, 2000
---------------------------------------------------
               Thomas G. Dignan, Jr.

                /s/ RICHARD J. EGAN                  Trustee                           January 14, 2000
---------------------------------------------------
                  Richard J. Egan

                         *                           Trustee
---------------------------------------------------
                 Betty L. Francis

              /s/ CHARLES K. GIFFORD                 Trustee                           January 14, 2000
---------------------------------------------------
                Charles K. Gifford

               /s/ NELSON S. GIFFORD                 Trustee                           January 14, 2000
---------------------------------------------------
                 Nelson S. Gifford

                         *                           Trustee
---------------------------------------------------
                 Matina S. Horner

              /s/ FRANKLIN M. HUNDLEY                Trustee                           January 12, 2000
---------------------------------------------------
                Franklin M. Hundley

               /s/ PAUL A. LACAMERA                  Trustee                           January 14, 2000
---------------------------------------------------
                 Paul A. Lacamera

                         *                           Trustee
---------------------------------------------------
                William J. O'Brien

                         *                           Trustee
---------------------------------------------------
                 Sherry H. Penney

                         *                           Trustee
---------------------------------------------------
                 Herbert Roth, Jr.

                         *                           Trustee
---------------------------------------------------
                Stephen J. Sweeney

                         *                           Trustee
---------------------------------------------------
                 Gerald L. Wilson

               /s/ RUSSELL D. WRIGHT                 Trustee                           January 14, 2000
---------------------------------------------------
                 Russell D. Wright

                                 EXHIBIT INDEX

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
    4.1   Indenture dated as of January 12, 2000 between NSTAR and
          Bank One Trust Company, N.A.
    5.1   Opinion of Ropes & Gray as to the validity of the securities being offered.
   12.1   Statement regarding the computation of ratios.
   15.1   Letter of PricewaterhouseCoopers LLP dated January 13, 2000.
   23.1   Consent of PricewaterhouseCoopers LLP.
   23.2   Consent of Arthur Andersen LLP.
   23.3   Consent of Ropes & Gray (included in the opinion filed
          herewith as Exhibit 5.1).
   24.1   Power of Attorney (included as part of signature page filed herewith).
   25.1   Statement of Eligibility and Qualification of Trustee on
          Form T-1.

---------------

     The form or forms of debt securities with respect to each offering of debt securities registered hereunder will be filed as an exhibit to a Current Report on Form 8-K of NSTAR and will be incorporated herein by reference.